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                                                           Exhibit 23.1






                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



United Fire & Casualty Company:


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement for the United Fire & Casualty Company Nonqualified Employee Stock Option Plan dated September 9, 1998, our report dated February 19, 1998 included in United Fire & Casualty Company's Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.




Chicago, Illinois
September 9, 1998